UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

March 8, 2021

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CA 92008-7328

(Address of principal executive offices and zip code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 8, 2021, Callaway Golf Company, a Delaware corporation (“Callaway”), completed its previously announced merger with Topgolf International, Inc., a Delaware corporation (“Topgolf”), pursuant to the terms of the Agreement and Plan of Merger, dated as of October 27, 2020 (the “Merger Agreement”), by and among Callaway, Topgolf and 51 Steps, Inc., a Delaware corporation and wholly-owned subsidiary of Callaway (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Topgolf, with Topgolf surviving as a wholly-owned subsidiary of Callaway (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the closing of the Merger, Callaway issued approximately 90 million shares of its common stock to the stockholders of Topgolf (excluding Callaway) for 100% of the outstanding equity of Topgolf (the “Merger Consideration”), at an exchange ratio based on an equity value of Topgolf of $1.987 billion and a price per share of Callaway common stock fixed at $19.40 per share (the “Callaway Share Price”). The actual purchase consideration upon the closing of the Merger will be based on the number of shares of Callaway’s common stock issued, multiplied by the closing price of Callaway’s common stock on March 8, 2021.

For each issued and outstanding share of Topgolf preferred stock and Topgolf common stock (other than shares held by Callaway and shares held by Topgolf in treasury (if any), which will be canceled for no consideration, and other than dissenting shares (if any), holders of which will not be entitled to the Merger Consideration and will only be entitled to such rights as may be granted under the General Corporation Law of the State of Delaware), Callaway issued a number of shares of its common stock equal to the pro rata portion of the Merger Consideration for such share (such number of shares of Callaway common stock received for each share of Topgolf common stock, the “per share common stock consideration”), after taking into account the applicable liquidation preferences set forth in Topgolf’s organizational documents. Each outstanding share of Topgolf restricted stock, to the extent then unvested, received the per share common stock consideration for each share of Topgolf restricted stock, subject to the same terms and conditions as were applicable to such share of Topgolf restricted stock immediately prior to the effective time of the Merger, including applicable vesting conditions.

Callaway also assumed each outstanding Topgolf stock option held by an employee or independent contractor of Topgolf, or a Topgolf director who was appointed to the Callaway board of directors (the “Board”) following the consummation of the Merger (each, a “Rollover Option”), with such options henceforth representing the right to purchase a number of shares of Callaway common stock determined by multiplying the number of shares of Topgolf common stock subject to such Rollover Option by approximately 0.4270 (the “Equity Award Exchange Ratio”), with such Rollover Option to have a per share exercise price equal to the per share exercise price of the underlying Topgolf stock option divided by the Equity Award Exchange Ratio. Certain other Topgolf stock options were net exercised for shares of Callaway common stock based on the Equity Award Exchange Ratio. Callaway also assumed an existing warrant to purchase Topgolf preferred stock, which became a warrant to purchase 130,064 shares of Callaway common stock upon the closing of the Merger.

Immediately following the closing of the Merger, Callaway stockholders as of immediately prior to the Merger owned approximately 51.3% of the outstanding shares of the combined company and former Topgolf stockholders, other than Callaway, owned approximately 48.7% of the outstanding shares of the combined company.

The issuance of shares of Callaway common stock to the former stockholders of Topgolf was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-250903), as amended, filed by Callaway with the Securities and Exchange Commission (the “SEC”) and declared effective on January 28, 2021 (the “Registration Statement”). The proxy statement/prospectus/consent solicitation included in the Registration Statement contains additional information about the Merger, the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to Callaway’s Current Report on Form 8-K filed on October 27, 2020 (the “Signing 8-K”), and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In connection with the Merger and pursuant to that certain Stockholders Agreement, dated as of October 27, 2020, by and among Callaway and each of PEP TG Investments LP (“Providence”), TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC (together, “WestRiver”) and DDFS Partnership, LP and Dundon 2009 Gift Trust (together, “Dundon”), at the effective time of the Merger, each of Erik J Anderson, Thomas G. Dundon and Scott M. Marimow were appointed directors of Callaway. Mr. Anderson will serve as Vice Chairman of the Board. As a result, effective as of the effective time of the Merger, the Board consisted of a total of thirteen directors, each with a term to expire at the 2021 annual meeting of stockholders.

Pursuant to the Stockholders Agreement, each of Providence, WestRiver and Dundon have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such stockholder maintains beneficial ownership of 50% or more of the shares of Callaway common stock owned by them on the closing date of the Merger. Mr. Marimow is affiliated with, and was nominated by, Providence, Mr. Anderson is affiliated with, and was nominated by, WestRiver and Mr. Dundon is affiliated with, and was nominated by, Dundon.

Mr. Anderson, Mr. Dundon and Mr. Marimow each received an initial award of restricted stock units with a market value of approximately $16,667, effective as of the closing date of the Merger concurrent with each person’s appointment to the Board. The award is scheduled to vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of Callaway’s stockholders if such person does not stand for re-election, provided such person is serving on the Board on such vesting date. Mr. Anderson, Mr. Dundon and Mr. Marimow will also receive annual cash compensation in accordance with Callaway’s standard compensation program for non-employee directors. In addition, each of Mr. Anderson, Mr. Dundon and Mr. Marimow entered into Callaway’s standard form of indemnification agreement for non-employee directors, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Biographical information for each of the newly appointed directors of Callaway is included in the Registration Statement and is incorporated herein by reference.

There are no other arrangements or understandings between Mr. Anderson, Mr. Dundon and Mr. Marimow and any other person pursuant to which such person was selected to serve on the Board. Each of Mr. Anderson, Mr. Dundon and Mr. Marimow has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by Callaway to become a director or executive officer. Other than the information disclosed in the Registration Statement under the heading “Certain Relationships and Related Party Transactions of the Combined Company,” which is incorporated by reference herein, and the receipt of Merger Consideration by entities affiliated with each of Providence, WestRiver and Dundon, there are no transactions in which Callaway is or was a participant and in which Mr. Anderson, Mr. Dundon or Mr. Marimow or any of such persons’ immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which was filed with the SEC as Exhibit 10.2 to the Signing 8-K, and is incorporated herein by reference.

Adoption of the Callaway Golf Company 2021 Employment Inducement Plan

Effective immediately prior to the closing of the Merger, the Board approved the Callaway Golf Company 2021 Employment Inducement Plan (the “Inducement Plan”). The terms of the Inducement Plan are substantially similar to the terms of the Callaway Golf Company Amended and Restated 2004 Incentive Plan except that (i) incentive stock options may not be granted under the Inducement Plan and (ii) certain other changes were made in order to comply with the New York Stock Exchange Listed Company Manual rules. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 303A.08 of the New York Stock Exchange Listed Company Manual (“NYSE Rule 303A.08”).

The Board has initially reserved 1,300,000 shares of Callaway common stock for issuance pursuant to awards granted under the Inducement Plan. In accordance with NYSE Rule 303A.08, awards under the Inducement Plan may only be made to an employee who is being hired by Callaway or a parent or subsidiary, including as a result of a merger or acquisition, or being rehired following a bona fide period of interruption of employment by Callaway or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with Callaway or a subsidiary and such grant is an inducement material to his or her entering into employment with Callaway or such subsidiary.

A complete copy of the Inducement Plan and the forms of performance unit and stock unit agreements to be used thereunder are filed herewith as Exhibits 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference. The above summary of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.01	Regulation FD Disclosure

On March 8, 2021, Callaway issued a press release captioned, “Callaway Golf Company Completes Merger with Topgolf, Creating an Unrivaled Global Leader in the Game of Golf.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The audited consolidated financial statements of Topgolf as of December 29, 2019 and December 30, 2018 and for the each of the three years in the period ended December 29, 2019 required by Item 9.01(a) were previously filed with the SEC as part of the Registration Statement and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

The unaudited consolidated financial statements of Topgolf as of September 27, 2020 and for the 39-weeks ended September 27, 2020 and September 29, 2019, were previously filed with the SEC as part of the Registration Statement and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) was previously filed with the SEC as part of the Registration Statement and, pursuant to General Instruction B.3 of Form 8-K, is not required to be filed herewith.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated October 27, 2020, by and among Callaway Golf Company, 51 Steps, Inc. and Topgolf International, Inc., incorporated herein by reference to Exhibit 2.1 to Callaway’s Current Report on Form 8-K, filed with the SEC on October 27, 2020.

Exhibit 10.1	Indemnification Agreement, dated March 8, 2021, between Callaway Golf Company and Erik J Anderson

Exhibit 10.2	Indemnification Agreement, dated March 8, 2021, between Callaway Golf Company and Thomas G. Dundon

Exhibit 10.3	Indemnification Agreement, dated March 8, 2021, between Callaway Golf Company and Scott M. Marimow

Exhibit 10.4	Callaway Golf Company 2021 Employment Inducement Plan

Exhibit 10.5	Form of Performance Unit Grant Agreement under the Callaway Golf Company 2021 Employment Inducement Plan

Exhibit 10.6	Form of Stock Unit Grant Agreement under the Callaway Golf Company 2021 Employment Inducement Plan

Exhibit 99.1	Press Release, dated March 8, 2021, captioned, “Callaway Golf Company Completes Merger with Topgolf, Creating an Unrivaled Global Leader in the Game of Golf”

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: March 8, 2021	By:	/s/ Brian P. Lynch
Brian P. Lynch
Executive Vice President and Chief Financial Officer